COMMON STOCK

INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE

COMMON STOCK

NUMBER

BD 9806

B2DIGITAL, INCORPORATED

SHARES

CUSIP 11777J 40 3

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

THIS IS TO CERTIFY THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK WITH NO PAR VALUE OF

B2DIGITAL, INCORPORATED

(hereinafter called the "Corporation") transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued andl shall be held subject to all the provisions of the Certificate of Incorporation and By-Laws of the Corporation and the amendments from time to time made thereto, copies of which are or will be on file at the principal office of the Corporation, to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

B2DIGITAL, INCORPORATED
CORPORATE
SEAL
2004
DELAWARE

SECRETARY

PRESIDENT

Countersigned and Registered:
MANHATTAN TRANSFER REGISTRAR CO.
(ERIE, CO)
Transfer Agent
and Registrar

By

Authorized Signature